Exhibit 10.16

FIRST AMENDMENT
TO THE
EMPLOYMENT AGREEMENT
OF KEVIN E. BENSON

     This agreement when countersigned by you will constitute an amendment to the employment agreement between you and Laidlaw Inc. dated as of September 16, 2002 (hereinafter the “Benson Employment Agreement”).

     This amendment has been approved by the Board of Directors of Laidlaw International, Inc. at its meeting held on November 19, 2003.

     The Benson Employment Agreement is hereby amended by replacing the existing paragraph (b) in “ARTICLE 4 – COMPENSATION” in its entirety with the following paragraph (b):

(b)	The Executive will be eligible to participate in LINC’s Short Term Incentive Plan. For fiscal years commencing September 1, 2002 and thereafter, the Executive’s target bonus shall be 100% of Base Salary and the maximum bonus shall be 200% of Base Salary. The Executive’s right to receive any bonus under LINC’s Short Term Incentive plan shall be determined based only upon measurements established by the Committee after consultation with the Executive and as set forth in accordance with LINC’s Short Term Incentive Plan.

     The parties to the Benson Employment Agreement have executed this Agreement to be effective as of November 19, 2003.

LAIDLAW INTERNATIONAL, INC.

By:	/s/ Richard P. Randazzo

Richard P. Randazzo
Chairman of the Human Resources
and Compensation Committee

EXECUTIVE

/s/ Kevin E. Benson

Kevin E. Benson